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                                                                       EXHIBIT 3


                                    AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Evergreen Solar, Inc.

     EXECUTED this 31st day of March, 2003.



/s/ Richard G. Chleboski
--------------------------------------
Richard G. Chleboski


/s/ Mark A. Farber
--------------------------------------
Mark A. Farber


/s/ Jack I. Hanoka
--------------------------------------
Jack I. Hanoka



HANOKA EVERGREEN LIMITED PARTNERSHIP


                  By: /s/ Jack I. Hanoka
                      -----------------------------------
                      Jack I. Hanoka, General Partner

WILLRICH 1995 TRUST


                  By: /s/ Mason Willrich
                      -----------------------------------
                      Mason Willrich, Trustee